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                                                                    EXHIBIT 12


                    THE HERTZ CORPORATION AND SUBSIDIARIES
        CONSOLIDATED COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                   (IN THOUSANDS OF DOLLARS EXCEPT RATIOS)
                                  UNAUDITED

                                                                        Three Months Ended
                                                                            March 31,
                                                                   ----------------------------
                                                                     2001                2000
                                                                   -------             --------
Income (loss) before income taxes                                 $ (5,805)           $ 93,286


Interest expense                                                   104,619              92,792


Portion of rent estimated to represent the
   interest factor                                                  26,867              23,241
                                                                   -------             -------


Earnings before income taxes and fixed charges                    $125,681            $209,319
                                                                   =======             =======


Interest expense (including capitalized interest)                 $104,951            $ 93,505


Portion of rent estimated to represent the
   interest factor                                                  26,867              23,241
                                                                   -------             -------


Fixed charges                                                     $131,818            $116,746
                                                                   =======             =======


Ratio of earnings to fixed charges                                     .95(a)             1.79
                                                                   =======             =======






(a) Results for the three months ended March 31, 2001 were insufficient to cover fixed charges. The coverage deficiency was approximately $6.1 million.